EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-50404) of NanoPierce Technologies, Inc. and subsidiaries of our report dated September 24, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-2 of this Annual Report on Form 10-KSB for the year ended June 30, 2004.




/s/ GELFOND HOCHSTADT PANGBURN, P.C.


Denver, Colorado

September 28, 2004


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